Exhibit 99.1

FOR IMMEDIATE RELEASE

Huntingdon Valley, PA. August 1, 2008 – Immunicon Corporation (OTC BB:IMMC.OB) announced today that Immunicon Corporation and its wholly-owned subsidiaries completed their previously announced sale of substantially all of their assets to Veridex, LLC (“Veridex”) in a sale conducted under the provisions of Section 363 of the U.S. Bankruptcy Code and approved by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on July 30, 2008. Veridex paid Immunicon $31,320,023 in cash, subject to certain upwards or downwards post closing adjustments, discharged and released $2,087,500 of certain claims owing to Veridex, and assumed certain trade accounts payable liabilities and certain contracts.

It is anticipated that the net proceeds of the sale, after paying costs associated with the sale, will first be used to satisfy the obligations of Immunicon and its wholly-owned subsidiaries to their creditors pursuant to a Chapter 11 plan to be filed with the Bankruptcy Court (the “Plan”). It is anticipated that any remaining proceeds will be distributed to stockholders of Immunicon on a pro rata basis pursuant to the Plan.

The assets sold by Immunicon and its wholly-owned subsidiaries included intellectual property, product inventory and preclinical data as well as all technologies related to the CellSearch® System, the first diagnostic test to automate the detection and enumeration of circulating tumor cells (CTCs), cancer cells that detach from solid tumors and enter the blood stream. The CellSearch® System is currently cleared for the prognosis and monitoring of patients with metastatic breast, metastatic colorectal and metastatic prostate cancer. Immunicon and its wholly-owned subsidiaries also sold to Veridex all technologies related to the RF Poseidon FISH Probes, which are the latest advance in FISH DNA probes.

Immunicon and Veridex have partnered since 2000 to develop and commercialize novel cancer diagnostic platforms and products.

About Immunicon Corporation

Immunicon Corporation developed and commercialized proprietary cell- and molecular-based human diagnostic and life science research products, and provided certain analytical services to pharmaceutical and biotechnology companies to assist them in developing new therapeutic agents, with an initial focus on cancer disease management. Immunicon developed platform technologies to identify, count and characterize a small number of rare cells in blood, such as circulating tumor cells and circulating endothelial cells that are important in many diseases and biological processes. Immunicon’s products and underlying technology platforms also have application in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “assume,” “will” and similar expressions. Forward-looking statements contained in this press release are those statements not of historical fact. Immunicon cautions investors not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, and include, without limitation, anticipated uses and distributions of the net proceeds of the sale. These forward-looking statements are based on the current expectations and intent of the management of Immunicon and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by these statements. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Except as required by law, Immunicon accepts no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for modifications made to this document by Internet or wire services.

Contact Information:

Scott L. Vernick, Esquire

Fox Rothschild LLP

2000 Market Street, 10th Floor

Philadelphia, PA 19103

215-299-2000

svernick@foxrothschild.com